Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90786), in the Registration Statement on Form S-4 (No. 333-143918) and in the Registration Statements on Form S-8 (Nos. 333-129709, 333-126999, 333-126566, 333-126565, 333-123759, 333-97417, 333-84352, 333-84346, 333-62806, 333-62808, 333-29993, 333-141468, 33-31530, 33-17963, 2-79437 and 2-47905) of The Goodyear Tire & Rubber Company of our report dated February 16, 2007 except with respect to our opinion on the consolidated financial statements, insofar as it relates to discontinued operations (Note 23), as to which the date is May 2, 2007, and insofar as it relates to consolidating financial information (Note 22), as to which the date is August 24, 2007, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.
PricewaterhouseCoopers LLP
Cleveland, Ohio
August 24, 2007